UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment  No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENVIRO CLEANSE INC.
(Exact name of registrant as specified in its charter)

Nevada	8000	33-1224051
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

1516 Tropicana Ave, Suite 155

Las Vegas, Nevada 89119

Telephone: (702)789-0552

(Address and telephone number of principal executive offices)

with a copy to:

Janet Trost

6881-B Charleston Blvd

Las Vegas, NV 89117

Facsimile:  (206) 493-2777

and

Kevin A McLean Law Corporation

Suite 1800 - 999 Hastings St W

Vancouver, BC, V6C 2W2

Telephone:  (604) 682-3734

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐      Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☑

(Do not check if a smaller reporting company)

1

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	10,000,000	$0.01 per share	$100,000	$11.46
TOTAL	10,000,000	$0.01 per share	$100,000	$11.46

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated:  November ___, 2012

2

PROSPECTUS

10,000,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 8 to 14 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders, who are underwriters, will sell our shares at a fixed price of $0.01 per share for the duration of the offering.  We intend to apply for quotation on the OTCBB, but there is no guarantee that we will be accepted for quotation or will engage a market maker to file an application on our behalf.  There is no assurance of when, if ever, our stock will be listed on an exchange.   The absence of a public market for our common stock makes our shares highly illiquid.  It will be difficult to sell the common stock of our company.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended. The anticipated net proceed from the offering on an aggregate basis is approximately $25,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

We are not a blank check company and has no plans or intention to engage in a business combination with another entity. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations. We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Date of This Prospectus Is:  November ____, 2012

3

Summary

Prospective investors are urged to read this prospectus in its entirety.

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.  The terms "Enviro Cleanse" "we," "us" and "our" as used in this prospectus refer to Enviro Cleanse Inc.

Enviro Cleanse Inc. is a new company developing a soil remediation business in the area of Fort McMurray, Alberta. Our mission is to become a soil remediation and site assessment firm in Fort McMurray and within a 20 mile radius. Our office is located at 1516 Tropicana Ave, Suite 155, Las Vegas, Nevada 89119, Telephone (702)789-0552.

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We were founded by Mrs. Mi Ok Cho, who has years of experience in the soil remediation business, and understands the market potential and the requirements for profitability. Our soil remediation firm is targeted towards Oil and Mining Operations, Municipalities, and Government Agencies looking for Soil Remediation and Land Reclamation Assessment Services.

We will need to raise a minimum of $1,221,000 over the next twelve months through public or private debt or sale of equity to execute our business plan to become a revenue generating company. If we are unable to obtain the level of financing, our business may fail.

We are endeavoring to be a reporting company with the SEC as we believe doing so will provide us with greater opportunities to access and acquire the additional capital that we require for our growth and to further implement our business plan.  In addition, becoming a reporting issuer may provide us with more financing alternatives, due to the transparency provided by the public reporting requirements.

On April 30, 2012, the Company issued 15,000,000 shares of common stock at a price of $0.001 per share for a value of $15,000 to Mi Ok Cho, its President. The Company relied on Section 4(2) of the Securities Act for this issuance. On May 16, 2012, the Company issued 10,000,000 shares of common stock at a price of $0.001 per share for a value of $10,000 to thirty five shareholders.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

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As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months as we lack an operating history.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment. We currently have no commitments to raise the minimum funds necessary to become a revenue generating company over the next twelve months.

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The Offering:

Securities Being Offered	Up to 10,000,000 shares of common stock.
Offering Price	The selling shareholders will sell our shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.
Terms of the Offering	The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at a fixed price of $0.01 per share. We will pay all expenses of registering the securities, estimated at approximately $9,000.
Termination of the Offering	The offering will conclude when all of the 10,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.
Securities Issued And to be Issued	25,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of 10,000,000 shares will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock	There is currently no public market for the shares of our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA to allow our shares of common stock to be traded on the OTCBB, nor can there be any assurance that such an application for quotation will be approved if filed. FINRA operates the OTCBB. We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

 Summary Financial Information

The following audited financial information summarizes the more complete historical financial information at the end of this prospectus.

As of May 31, 2012 (Audited)
Balance Sheet
Total Assets	$23,680
Total Liabilities	$0
Stockholders’ Equity	$23,680
Period from April 17, 2012 (date of inception) to May 31, 2012 (Audited)
Income Statement
Revenue	$-
Total Operating Expenses	$1,320
Net Loss	$(1,320)

As of Aug, 2012 (Unaudited)
Balance Sheet
Total Assets	$20,894
Total Liabilities	$0
Stockholders’ Equity	$20,894
Three months ended Aug 31, 2012 (Unaudited)
Income Statement
Revenue	$-
Total Operating Expenses	$4,106
Net Loss	$(4,106)

7

Risk Factors

In addition to the other information provided in this Prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Our lack of operating history makes it difficult for us to evaluate our future business prospects and make decisions in implementing our business plan.  You are unable to determine whether we will ever become profitable, which increases your investment risk.

We were incorporated on April 17, 2012.  We have no operating history.  Our business plan is speculative and unproven.  There is no assurance that we will be successful in executing our business plan or that, even if we successfully implement our business plan, we will ever generate revenues or profits, which makes it difficult to evaluate our business.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues, or expenses.  If we make poor operational decisions in implementing our business plan, we may never generate revenues or become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue, as a going concern, as a result of our lack of revenues and financial resources, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.

Our lack of operating history and financial resources raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.  If we do not commence our operations, secure financing, and related activities or if we do not secure funding to implement our business plan, we estimate current available financial resources will sustain our operations only through the next few months, and then only if continued funding by the management of the company.

Because we will need additional capital to implement our business plan and may not be able to obtain sufficient capital, we may be forced to limit the scope of our operations, and our revenues may be reduced.

In connection with implementing our business plans, we will experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments.  Our capital needs will depend on numerous factors, including the following:

- our profitability;
- our ability to secure financing and acquire machinery;
- the ability to generate revenues from the sale of services;
- the ability to attract and retain clients.

We cannot assure you that we will be able to obtain capital in the future to meet our needs.  We have no sources of financing identified.  If we cannot obtain additional funding, we may be required to:

- limit our ability to implement our business plan;
- limit our marketing efforts; and
- decrease or eliminate capital expenditures.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us.  Any future capital investments could dilute or otherwise adversely affect the holdings or rights of our existing shareholders.  In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock.  Any additional financing may not be available to us, or if available, may not be on terms favorable to us.

8

We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion or cease our operations.

We will need to raise a minimum of $1,221,000 over the next twelve months through public or private debt or sale of equity to execute our business plan to become a revenue generating company.  Such financing may not be available as needed.  Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences or other terms.  If we are unable to obtain this financing on reasonable terms, we would be unable to hire the additional employees needed to execute our business plan and we would be forced to delay or scale back our plans for expansion.  This would delay our ability to get our operations to profitability and could force us to cease operations.  In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results or financial condition.

Moreover, in addition to monies needed to commence operations over the next twelve months, we anticipate requiring additional funds in order to execute any future plans for growth.  No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us.  There can be no assurance that we will be able to obtain financing if or when it is needed on terms we deem acceptable.

Because we face competition from other firms, we may not be successful in generating revenues or becoming profitable.

There is one comparable soil remediation firm ten miles from Fort McMurray offering 80% of the range of products we will be offering. We will face competition from this and other soil remediation firms which may hinder our ability to generate revenues or become profitable.

Our lack of an established brand name and relative lack of resources could negatively impact our ability to effectively compete in the day spa soil remediation industry, which could reduce the value of your investment.

We do not have an established brand name or reputation in the business of providing soil remediation services.  We also have a relative lack of resources to conduct our business operations.  Thus, we may have difficulty effectively competing with companies that have greater name recognition and financial resources than we do.  Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the market.

9

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months as we lack an operating history.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit our marketing to the existing business relationships of our CEO, Mrs. Mi Ok Cho.  Because we will be limiting our marketing activities, we may not be able to attract enough vendors and clients to operate profitably.  If we cannot operate profitably, we may have to suspend or cease our operations.

We are dependent on our CEO, Mrs. Mi Ok Cho, to guide our initial operations and implement our plan of operations.  If we lose such services we will have to change our business plan/direction or cease operations.

Our success will depend on the ability and resources of our CEO & President.  If we lose the services of our CEO, we will be forced to either change our business plan and direction or cease operations.  We have no written employment agreement with our CEO.  We have not obtained any key man life insurance relating to our CEO.  If we lose such services, we may not be able to hire and retain another CEO with comparable experience.  As a result, the loss of Mrs. Mi Ok Cho’s services could reduce our revenues.  We have no written employment agreement or covenant not to compete with Mrs. Mi Ok Cho.

Risks Relating To Our Common Stock

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

10

There is no assurance of a public market or that our common stock will ever trade on a recognized exchange or quotation system.  Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock.  Our shares are not and have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, to create such listing or quotation, nor can there be any assurance that such an application would be approved if filed, or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor may be unable to liquidate their investment.

If our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

We anticipate that our common stock will be quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule.”  This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses).  For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale.  As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market.  Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

11

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule.  In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because we do not have an audit or compensation committee, shareholders will have to rely on the board of directors, which is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  The sole member of the board of directors is not independent.  Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our CEO Mi Ok Cho is responsible for our operations and SEC reporting.  The requirements of operating as a small public company are new to her.  This will require us to obtain outside assistance from legal, accounting, investor relations or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

12

Although we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal control over financial reporting.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ended May 31, 2012 and from the period from inception (April 17, 2012) to May 31, 2012.  We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements.  We expect that the cost of this program will require us to incur expenses and to devote resources to Section 404 compliance on an ongoing basis.

It is difficult for us to predict how long it will take to complete Management's assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting.  As a result, we may not be able to complete the assessment and process on a timely basis.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

Forward Looking Statements.

Some of the statements in this Prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer and thus we may not rely on the statutory safe harbor from liability for forward-looking statements.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with this offering.

13

Use of Proceeds

The selling stockholders are selling shares of common stock covered in the prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

Determination of Offering Price

The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at a fixed price of $0.01 per share. We determined the price of our public offering by arbitrarily adding a $0.009 per share premium to the last sale price of our common stock to investors. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 10,000,000 shares of common stock offered for resale through this prospectus. The 10,000,000 shares that were previously issued were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

On April 30, 2012, the Company issued 15,000,000 shares of common stock at a price of $0.001 per share for a value of $15,000 to Mi Ok Cho, its President. The Company relied on Section 4(2) of the Securities Act for this issuance. On May 16, 2012, the Company issued 10,000,000 shares of common stock at a price of $0.001 per share for a value of $10,000 to thirty five shareholders.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

•	the number of shares owned by each prior to this offering;

•	the total number of shares that are to be offered for each;

•	the total number of shares that will be owned by each upon completion of the offering; and

•	the percentage owned by each upon completion of the offering.

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Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Juliet Moyi Akintunde	350,000	350,000	Nil	Nil
Alasan Johnson Shorimade	350,000	350,000	Nil	Nil
Solomon Saibu Oshodi	350,000	350,000	Nil	Nil
Olashupo Taiwo Omotosho	350,000	350,000	Nil	Nil
Mojisola Juliet Asemota	350,000	350,000	Nil	Nil
Felicia Egbuna	350,000	350,000	Nil	Nil
Ahjarat Mabel Oyeunde	350,000	350,000	Nil	Nil
Amina Abubaka	350,000	350,000	Nil	Nil
Ibrahim Olawale Badamsoi	350,000	350,000	Nil	Nil
Hammed Olawale Wahab	350,000	350,000	Nil	Nil
Afolabi Akanben Akintunde	350,000	350,000	Nil	Nil
Adewale Adetayo Ibrahim	350,000	350,000	Nil	Nil
Abdullah Musa	350,000	350,000	Nil	Nil
Bobby Edward Patrick	350,000	350,000	Nil	Nil
Martin Harris	350,000	350,000	Nil	Nil
Kudirat Olaide Wahab	350,000	350,000	Nil	Nil
Olivet Chukwuka	350,000	350,000	Nil	Nil
Moshood Olawale Jimoh	350,000	350,000	Nil	Nil
Emenike Chinedu	350,000	350,000	Nil	Nil
Jeje Abudoahi Olowu	350,000	350,000	Nil	Nil
Solomon Ibekwe	200,000	200,000	Nil	Nil
Oyindamola Idowu	200,000	200,000	Nil	Nil
Micheal Chidi Ibe	200,000	200,000	Nil	Nil
Taiye Alade	200,000	200,000	Nil	Nil
Adesuwa Blesine Asemota	200,000	200,000	Nil	Nil
Olufemi Johnson Osubu	200,000	200,000	Nil	Nil
Sylvester Adekunle Banjo	200,000	200,000	Nil	Nil
Kassim Idowu Abubakar	200,000	200,000	Nil	Nil
Abeeb Biola Badamsoi	200,000	200,000	Nil	Nil
Taosik Olawale Wahab	200,000	200,000	Nil	Nil
Afolabi Akanbi Fashogbon	200,000	200,000	Nil	Nil
Oladipupo Adetayo Olalude	200,000	200,000	Nil	Nil
Bello Sani Asmau	200,000	200,000	Nil	Nil
Kabiru Yunusa Jumare	200,000	200,000	Nil	Nil

Adebanjo Azeez	200,000	200,000	Nil	Nil

Total	10,000,000	10,000,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 25,000,000 shares of common stock outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.	has had a material relationship with us other than as a shareholder at any time within the past three years;
2.	has ever been one of our officers or directors;
3.	is a broker-dealer; or broker-dealer's affiliate.

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Plan of Distribution

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of Enviro Cleanse in making decisions with respect to the timing, manner and size of each sale.

The selling shareholders, who are underwriters, will sell our shares at a fixed price of $0.01 per share for the duration of the offering.”

Offering Price

The selling stockholders, who are underwriters, will sell their shares at an offering price of $0.01 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;
2.	a price related to such prevailing market price; or
3.	such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

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If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Currently, we are a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended and Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

·     the issuer of the securities that was formerly a shell company has ceased to be a shell company;

·     the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

·     the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

·      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

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State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $9,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Description of Securities

General

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws as they relate to our capital structure.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

We have 200,000,000 authorized shares of common stock with $.001 par value.  As of May 31, 2012, there were 25,000,000 shares of our common stock issued and outstanding.  All shares are equal to each other with respect to liquidation and dividend rights.  Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.  Holders of our shares of common stock do not have cumulative voting rights.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders.  The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors.  The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.  We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business.  Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.  Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.  There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.  There are no conversion, preemptive or other subscription rights or privileges with respect to any shares.

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Preferred Stock

We are not authorized to issue any shares of preferred stock.

Dividend Policy

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Share Purchase Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Interests of Named Experts and Counsel

The legality of the shares offered under this registration statement is being pass upon by Kevin A McLean Law Corp., located at Suite 1800 – 999 Hastings St W, Vancouver, BC, V6C 2W2.

The financial statements included in this prospectus and the registration statement have been audited by Kenne Ruan, CPA to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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Description of Business

Organization

Enviro Cleanse Inc. was incorporated pursuant to the laws of the State of Nevada on April 17, 2012.

We are a development stage company that has limited operating history; and has earned no revenues.

Since our inception, we have devoted our activities to developing our business plan, determining the market for our services, developing a business marketing plan and a menu of products and services, as well as capital formation.  Our day to day operations consist of working on these to ensure effective, efficient and timely completion.

We are not currently engaged in discussions with Earthworks or in negotiations to receive the exclusive Canadian license to own and operate the METS technology. Upon raising the capital, Enviro Cleanse will being negotiations with Earthworks Environmental to receive the exclusive Canadian license to own and operate the METS technology. Simultaneously, upon securing the necessary financing, a firm order will be placed for the purchase of a MATRIX unit from EarthWorks Environmental for $250,000.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.

We have not sold any products or commenced any activities in the soil remediation industry and have generated no revenues to date. We have generated no revenues since inception.  There is substantial doubt about our ability to continue, as a going concern, over the next twelve months.

Our soil remediation business is targeted towards private and public entities which require soil remediation and land reclamation services.  Fort McMurrary, Alberta is best known for its association with the oil sands industry.  Although not officially a city, Fort McMurrary is considered to be the heart of one of Canada's major oil production hub.  Our office is to be located in an office building with small to medium-sized companies working the western Canadian oil and gas sectors; drilling contractors, well operators, environmental and exploration companies.

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The main market sectors we will penetrate are to offer soil remediation services to:

  Oil and Mining Operations
  Municipalities
  Government Agencies

Core Product Offerings

 We will have two main product revenue streams:

  Soil Remediation Services
  Land Reclamation Assessment Services

As a soil remediation service provider, we are not required to comply with existing government regulations nor are we responsible for obtaining licenses and permits for our services as they are the property owner’s responsibility. If future government regulations are imposed, compliance with the regulations could adversely affect our operating results.

Costs of compliance with federal, state, and local future environmental regulations could adversely affect our cash flow and profitability. If we fail to comply with these requirements, we could be subject to civil or criminal liability, damages and fines. Existing environmental regulations could be revised or reinterpreted and new laws and regulations could be adopted or become applicable to us or our customers, and future changes in environmental laws and regulations could occur. These factors may impose additional expense on our operations.

In addition, private lawsuits or enforcement actions by federal, state, and/or foreign regulatory agencies may materially increase our costs. Certain environmental laws may make us potentially liable on a joint and several basis for the remediation of contamination at or emanating from properties or facilities which we may acquire that arranged for the disposal of hazardous substances. Although we will seek to obtain indemnities against liabilities relating to historical contamination at the facilities we operate, we cannot provide any assurance that we will not incur liability relating to the remediation of contamination, including contamination we did not cause.

We may not be able to obtain or maintain, from time to time, all required environmental regulatory approvals. A delay in obtaining any required environmental regulatory approvals or failure to obtain and comply with them could adversely affect our business and operating results.

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Business

There are political and economic factors compelling industry to clean up land-based pollution. As a result, over the past few decades a range of technological solutions have been developed, and a host of environmental service providers are now delivering meaningful solutions. The potential for Alberta based outfits is large considering a significant proportion of the country’s contaminated land is directly attributable to local oil and gas (and other) industrial activities.

One efficient approach for cleaning up small to large-scale contaminated soil situations is now available, the MATRIX Enhanced Treatment System (“METS”), manufactured by the American firm EarthWorks Environmental Inc. METS is a small, mobile machine that applies reagents to a steady flow of screened soil. The treatment not only reduces overall contamination within that site to safe levels, but it does so quickly and cost-effectively.

Enviro Cleanse Inc. is a Nevada-based company that specializes in providing soil remediation and land reclamation assessments. The principal customers for its services will be small to medium-sized companies working the western Canadian oil and gas sectors; drilling contractors, well operators, environmental and exploration companies.

The company will also acquire additional operational assets to fully enhance / augment its environmental service delivery. All told, Enviro Cleanse’s management is now seeking an infusion of some $1,221,000. Immediately upon raising this capital, the company’s marketing efforts will initiate, and a variety of site remediation projects will be secured from such target market sectors as petroleum exploration and processing sites, refineries and service stations, and a variety of industrial / commercial lands with localized contamination.

EarthWorks specializes in fast, high throughput Soil Remediation and Soil Recycling Equipment Manufacture, Licensing and Sales. EarthWorks Environmental is the designer and manufacturer of the patented Matrix Enhanced Treatment System or “METS” process. METS soil remediation equipment is the preferred solution for remediation and degradation/ destruction of more than 150 separate contaminants from ex-situ soils.

We are not currently engaged in discussions with Earthworks or in negotiations to receive the exclusive Canadian license to own and operate the METS technology. Upon raising the capital, Enviro Cleanse will being negotiations with Earthworks Environmental to receive the exclusive Canadian license to own and operate the METS technology. Simultaneously, immediately upon securing the necessary financing, a firm order will be placed for the purchase of a MATRIX unit from EarthWorks Environmental for $250,000.

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Industry Overview

Land Contamination is a major problem. The modern industrial age is a rather polluted one; the effluents and by-products spewed by all manner of production, extraction and consumption are generating vast quantities of contaminated solids, liquids and gases that accumulate in the air, land and water all around us.

All levels of government have in place stringent protective legislation that is having a direct impact on polluters. This move to save the planet from human activity likely can be interpreted by a number of trends:

Given its growing political and economic importance, technological advances to solve environmental problems are being developed, and meaningful solutions are being implemented. Since “success breeds success”, the demand for environmental services and products is increasing at a very rapid rate. The international eco-sector will enjoy revenues in the billions of dollars during the next decade, and Alberta's industry is capable of capturing its own portion of this market.

Market Research

Target Market

Technologies that are widely recognized as being effective and economical are in high demand by both industry and government. For service providers, many of these market opportunities are in province of Alberta due to the combination of industrial activity that inevitably pollutes and a growing population base that exerts increasing political pressure to clean things up. After building our foundation of customers in Alberta we will expand our targets to other provinces in Canada to replicate our success targeting the same clientele. Soil remediation service providers, able to offer an affordable, timely, and effective cleanup solution stand to prosper in the decades ahead. In particular, service providers need to focus their attention within a few key target markets that represent as the best, most immediate opportunities for revenue generation.

  Petroleum Contaminated Sites

There are many thousands of such sites. Producing well sites have been assessed at various locations throughout Alberta in a co-operative approach between key industry players and such principal government bodies as Alberta Environment and the Energy Resources Conservation Board. Various technologies available for the remediation of active and abandoned production well sites have been examined, and appropriate ones are being approved and applied.

  Service Stations and Underground Storage Tanks

Across Alberta, there are currently some 20,000 underground storage tanks of all sizes and for all intended purposes, but of course, many of these are located at service stations. Current legislation, regulation and legal liability precedent has evolved to the point that the owners of underground tanks must and do adhere to a strict service / replacement regimen. The typical bioremediation cost for just one service station can easily exceed $150,000.

Studies by agencies such as CANMET, the research branch of the Department of Energy, Mines and Resources, identified that between 5 and 10 % of all underground storage tanks are leaking because of corrosion. In another survey by Transport Canada examining the over 1600 underground fuel storage tanks on their properties across Canada, their data indicated that most of the tanks at the time were 20 or more years old and that up to 50% of them were likely leaking.

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  Petroleum Refineries
  There are a total of 28 petroleum refineries in Canada although only twenty of these are currently in operation. The other eight refineries are inactive and some will be decommissioned in the near future; all will require extensive remedial action on the site. Environmental regulations also reinforce the need to undertake remediation activities in the operating refineries as well as the decommissioned facilities.
  Pipelines & Pipeline Facilities
  Each year an average of 400 pipeline and pipeline facility failures are reported in North America. These failures result in leakage of petroleum products that are minor in nature to large-scale spills that warrant emergency clean up action. Remediation technologies are always utilized for any spills.
  Landfill Sites

From data collected by Environment Canada early in the 1990’s, there are approximately 10,000 waste disposal sites within Canada. Many of these sites cause environmental contamination to varying degrees that can use our services

Supplementary opportunities will follow with regulatory agencies and government such as Canadian Environmental Assessment Agency, Alberta Environment, Transport Canada, National Defense and all levels of municipalities where we will aggressively bid on public contracts to further enhance our market penetration. All other upstream and downstream oil and gas sectors: In 2008, according to the Alberta Government’s Energy Resources Conservation Board (ERCB), which is responsible for regulating the upstream oil and gas sector, there were 1,461 spills in that industry alone. The downstream sector, which includes upgraders, distribution centers and gas stations – as well as other industrial sectors, also sees its share of spills and contaminations yearly.

As in the building of Alberta’s oil and gas industry, where tremendous economic growth has benefited all sectors of the economy, cleanup of contaminated sites is a growth industry that will benefit the private sector. In all cases, our management will target prospective customer’s key decision maker, typically the VP of Operations or the head environmentalist to allow an evaluation of the situation leading to a proposal.

Products & Services

The Matrix Enhanced Treatment System (METS) employs state-of-the-art technology yet is a most practical approach to remediating contaminated soils. It was designed and developed by EarthWorks Environmental Inc. after extensive research into the limitations inherent in most predecessor technologies, making them too costly to operate and often unreliable when confronted with extensive contamination and/or diverse soil conditions.

METS overcomes these drawbacks to a degree no other commercially available remediation system can match. It is simple in design and application, is based entirely on proven contamination treatment products and soil processing designs, and is capable of treating virtually any type of contaminant, and combination of contaminants, in virtually any post-excavation soil composition.

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The METS remediation process equipment is about the size of a large SUV. It is fully mobile and self-propelled. Previously excavated soil is deposited in the hopper at the top of the apparatus by a conventional front- end loader. Very large debris, such as rock, concrete or asphalt, is usually screened off at the hopper opening. From the hopper, the soil is transferred in a regulated flow to a custom designed processing mill. The mill impacts and shreds the soil, while blending a treatment solution (chemical, biological, or both), along with air and moisture, into the soil using a proprietary method.

The contaminant molecules in the soil are already being degraded or neutralized by the time the soil emerges from the processing mill. The treated soil may be deposited directly to the ground from the mill. However, the apparatus includes a conveyor system at the back end, which may be used to deposit the soil in locations and configurations as desired or to meet site space constraints.

METS is capable of treating any level of contaminant in the soil. In extreme situations where the concentration is very high (for example, soil that has become saturated with hydrocarbon based sludge), it may be necessary to add soil to the mixture simply to ensure than the METS processing is efficient.

In no case does METS create or produce environmentally unsafe byproducts, sludge or waste. The contaminants are destroyed or neutralized during the process; no contaminants are hauled away for treatment or disposal somewhere else. At no time is there a threat to surrounding land, groundwater or air. In fact, many of the chemical reagents and biological cultures used are also commonly used in the cleaning of sewers, storm drains, water supply systems and other facilities that are involved in the circulation of water.

The equipment’s versatility is such that is designed to work with any chemical reagent or biological treatment product that is or can be delivered in an aqueous solution. The choice of what to use in a given project is determined from analysis of the contaminant or combination of contaminants in the soil, and from analysis of the soil composition, moisture content, pH, etc. For example, the system readily accommodates commercially available products that are commonly used to degrade hydrocarbons as part of various cleaning and degreasing applications.

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Even if the soil is already excavated, the cost of hauling contaminated soil to a licensed landfill is very expensive. Costs for competitive technologies include:

  A guaranteed rate for loading, hauling and dumping contaminated soil at the appropriate landfill (Class I or Class II)
  Purchasing and delivering clean backfill to replace what was hauled away
  All site labor, materials and project costs

The METS process can clean contaminated property for less than it costs to haul it off and replace it.

Price

The standard pricing regimen in the soil remediation industry is calculated according to a set price per ton of material to be treated, and takes into account the type of soil and associated type and extent of contamination, the range of laboratory analyses to be done, and must also calculate the extent of material handling. For most straightforward applications (and reflected in the accompanying financial projections), Enviro Cleanse will quote remediation work at $65 per ton. This pricing level will be sufficient to generate significant revenue / profit while at the same time ensuring the company is ultra-competitive to other service providers.

The standard pricing regimen in the soil remediation industry is calculated according to a set price per ton of material to be treated, and takes into account the type of soil and associated type and extent of contamination, the range of laboratory analyses to be done, and must also calculate the extent of material handling. For most straightforward applications (and reflected in the accompanying financial projections), Enviro Cleanse will quote remediation work at $65 per ton. This pricing level will be sufficient to generate significant revenue / profit while at the same time ensuring the company is competitive to other service providers.

The projected capacity of remedial work management we are expecting to undertake will be limited to the capacity of one MATRIX unit which is approximately 160 tons/ hr. The number of projects we expect to undertake will be determined by the size of the projects we take on, as larger projects will take more time to complete. We are not expecting full-scale operations until we have established a foothold in the local soil remediation market which will be determined by the success or failure of our sales efforts.

Competitive landscape

Evolving science and recent regulatory oversights have squeezed out most of the fly-by-nighters, and the province of Alberta requires professional sign-offs at various stages of a reclamation project. So the consulting firms and the contracting firms – faced penalties and civil liabilities if a project wasn’t done properly. This has driven the less qualified companies out of the sector. The constantly evolving regulations that provided the original impetus for the sector continue to set the professional bar ever higher for the consulting firms that assess sites and plan their cleanups. The sector isn’t just getting busier. New rules, new players, new technology and new corporate attitudes toward reclamation and remediation are rapidly maturing for Enviro Cleanse to take advantage of. In the last several years there’s been a flurry of acquisition activity as companies from eastern Canada, the United States, Australia, Britain and elsewhere eye the profits that could be dug up in the huge volume of reclamation and remediation work still to be done in Alberta, especially in the oil patch.  We will differentiate ourselves from these competitors with our technology, industry knowledge and sales efforts. Cleanup operations range from the removal of a few bags to hundreds of thousands of cubic meters of dirty soil. There’s also the reclamation and remediation of thousands of mining, oil and industrial sites that can be hundreds of hectares or more in size. Our soil remediation services will not require government approval. The property owner is responsible for acquiring the required permits and approvals before hiring us for our services.

We are primarily focused on soil remediation and establishing a foothold in the soil remediation market. Once we are successfully established in the soil remediation market, our plan is to begin negotiating with Earthworks for the MATRIX license. Our future plans will include negotiating licensing rights for the MATRIX technology.

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Marketing

Enviro Cleanse has budgeted $36,000 for the first year of promotions and marketing.  In the environmental services industry, the principal method of promotion and of securing work orders is through direct sales approaches by management and sales staff to key decision makers representing the prospective client. This effort is assisted / augmented by the distribution of promotional print material through newspapers/flyers and through information postings on the company’s website. We are going to work with Vue Media Inc to direct traffic to our site.  Furthermore, join the Environmental Services Association of Alberta (ESAA) to network with industry to build our brand.  Lastly, setup exhibits at trade shows attended by our target audience.  Have our booths showcasing our capabilities at trade shows like the GO Expo - Gas and Oil Exposition and the Oil Sands & Heavy Oil Technologies, which are both held in Calgary in the summer of 2013.

The typical sales cycle from first customer contact to obtaining a contract to successfully resolve a particular environmental problem ranges from 3 to 6 months. During the first stage, Enviro Cleanse works closely with the customer to determine the nature of the problem (including site evaluation) and perceptions the customer and the public have. A preliminary proposal is then submitted to the customer for review and discussion. The next step, and most critical, includes a detailed technical site-specific review and testing / sampling program (Phase II Assessment), to ensure the problem can be resolved. Once success has been established, Enviro Cleanse will formulate a detailed action plan (Phase III Assessment) to teat the entire site. Industry experts believe that without a site-specific action plan, any technology utilized will not achieve high success rates.

Once we open our office, we intend to build a local presence quickly. We will therefore put into place a comprehensive marketing plan to commence six weeks prior to the launch of our location. This will help develop interest and communicate that we will be open for business. In addition to the methods above, we intend to use the following forms of marketing:

Market for Common Equity and Related Stockholder Matters

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

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Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

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OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have not yet engaged a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  There is no assurance that a market maker will agree to file an application on our behalf and there is no guarantee that even if an application is fled that we will be accepted for quotation. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol and allow sales of our common stock under Rule 144.

There are 10,000,000 shares of our common stock held by non-affiliates and 15,000,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.  10,000,000 shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective.  Since we are considered a shell company, all of our shares held by affiliates and shares not being registered in this registration statement will be subject to the resale restrictions of Rule 144(i).  In general, affiliates holding restricted securities, must hold their shares for a period of at least six months assuming we are current in our SEC reports or one year. If we are not, we may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  These restrictions do not apply to re-sales under Rule 144 for non-affiliates holding unregistered shares for at least one year.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days.  The manner of sale limitations requires sales through a broker on the market in an unsolicited transaction.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 36 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Stock Option Grants

As of the date of this prospectus, we had not granted any stock options.

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Plan of Operations

We intend to engage primarily in owning and operating a soil remediation firm under our own brand.  We have generated no revenues to date.

We expect to incur the following expenses in the next 12 months in connection with our business operations:

•	MATRIX system equipment purchase - $250,000
•	Chemical Reagents - $378,000
•	Marketing - $36,000

Our currently monthly burn rate is approximately $1,320. However, this number is not an accurate reflection of our actual monthly cash requirement due to the limited amount of time we have been in business and also due to the extra expenses we incurred due to our initial organizational activities.

We expect our monthly cash requirement to be approximately $45,000. At present, our cash requirements for the next twelve months outweigh the funds available to maintain or develop our operations. Of the $1,221,000 that we need for the next 12 months, we had $23,680 in cash as of May 31, 2012. Based on our projections, we will have monthly equipment expenses of $12,000 in Equipment Costs (rentals / leases), and $2,000 in Financing Interest Costs. The monthly expenses for General Office Costs & Administration fees will be $10,500, while Labor costs will come to $20,000. The monthly Lab Analysis Costs combined with Insurance & License costs will be approximately $14,000. Total monthly expenses when we are operational is expected to be approximately $45,000. In order to fully carry out our business plan, we need additional financing of approximately $1,221,000 for the next 12 months.

In order to improve our liquidity, we intend to pursue additional equity financing from private investors or possibly a registered public offering. We intend to negotiate with our management and consultants to pay parts of salaries and fees with stock and stock options instead of cash. There can be no assurance we will be successful in our efforts to secure additional equity financing. If we are unable to raise equity or obtain alternative financing, we may not be able to continue operations with respect to the continued development and marketing of our company and we may not be able to continue our operations and our business plan may fail.

Immediately upon securing the necessary financing to underwrite the company’s expansion, a firm order will be placed for the purchase of a MATRIX unit from its U.S. manufacturer. A standard 3-month period is then required from date of order until the unit’s delivery. Enviro Cleanse’s management intends to spend at least several weeks in California at the plant during this time becoming very familiar with every aspect of the technology; a thorough knowledge of where every nut and bolt is on the unit will be essential for proper operation and maintenance of the equipment.

30

Once the unit is completed and shipped, the manufacturer will then oversee a training period of some 2-3 weeks, in which Enviro Cleanse’s operations staff will be guided as to proper handling and use procedures under actual field conditions. Thereafter, the manufacturer will continue to provide ongoing assistance / guidance whenever required.

From that point on, Enviro Cleanse will be fully operational, and capable of taking on all manner of contaminated soil projects (a number of which are being contracted for at this time). Of course, with this technology, the company’s overall environmental service capability will be fully expanded. Aside from implementing cleanup through its own, in-house equipment, the company will still offer the usual array of assessment and management services.

Many of the services offered by Enviro Cleanse are undertaken by company operations staff, but in certain cases, external experts / subcontractors are called in; the company maintains many ongoing relationships / contacts with many environmental experts and niche service providers. As a summary list, Enviro Cleanse can provide compliance and operational requirements such as:

• Contaminated sites sampling

• On - Site Soil Remediation: Featuring The Earth Works Matrix

• Enhanced Soil Treatment System (patented)

• Detailed Environmental Site Assessments

• Reclamation: pre - and post - construction site assessments

• Office support for Reclamation Certificates

• Well site and pipeline reclamation supervision / inspection

• Vegetation assessments

• Vegetation management-chemical/mechanical control, seeding, planting, and fertilization

• On site construction / remediation supervision

• Landowner issues and negotiations

• Status update projects and Job tracking files

Once we have raised the raised the required capital, we plan to purchase the equipment necessary to conduct our remediation services from Earthworks for $250,000. METS is designed to work with any chemical reagent or biological product that is or can be delivered in an aqueous solution. The choice of what to use in a given project is determined from analysis of the contaminant or combination of contaminants in the soil, and from analysis of the soil composition, moisture content, pH, etc. For example, commercially available products that are commonly used to degrade hydrocarbons as part of various cleaning and degreasing applications, can be adapted successfully by METS. Other products that can be adapted for METS are based on a chemical principle known as Fenton's Reagent Chemistry. FRC provides for direct oxidation -- release of nascent oxygen -- via an exothermic reaction between a peroxygen and a catalyst. The exothermic reaction as well as oxygen release, dependent upon catalyst, degrades the hydrocarbon molecule to its carbon and hydrogen elements. The nascent oxygen reacts with these elements to form benign compounds (for example, in the case of gasoline, the byproducts are water and carbon dioxide). Chemical reactions based on this chemistry are reliable and predictable, once the proper environment has been created.

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Metals (for example, soluble lead) are neutralized by chemical bonding at the molecular level, resulting in byproducts that are stable and benign. METS is also able to apply a variety of products that release cultured microbes proven to degrade and/or neutralize various types of contaminants. In all known cases, these are naturally occurring biological organisms that have been found to thrive in environments where these contaminants have been introduced by man-made events or by natural causes. The $378,000 estimate represents the cost of such materials for a period of 12 months from the start of operations.

Of the $36,000 allocated to our marketing efforts, $10,000 will be spent on Vue Media to design our website and direct internet traffic to our website. An additional $6,500 will be spent on securing an Exhibit space at the three-day 2013 Gas & Oil Expo (Global Petroleum Show) in Calgary. The remaining $19,500 will be spent on promotional material such as flyers, brochures, and newspaper ads in the months prior to the launch of operations. The monthly expense of $20,000 for labour costs is allocated to cover the cost of a site supervisor, site assessors, and general labourers to work on the work site. The license cost covers the permit to operate as a soil remediation firm in the province of Alberta.

Management

The growth of Enviro Cleanse will be directly related to its management team. The goal over the long-term will be to add key personnel to grow this business; all such individuals will have the necessary technical and business skills complementing Mrs. Mi Ok Cho’s, and they will have the vision and determination to succeed.

Plant & Equipment

This base level of assets has permitted the company, up until this point in time, to avoid having to operate from a storefront or to rent any type of commercial storage space. However, with the expanded level of business activities envisioned in this document, and with the acquisition of the equipment and supplies associated with the company’s expanded soil remediation services, in the near-term a small office / warehouse will be sought.

Early on, management recognized that in order to properly pursue and carry out the larger, more lucrative remediation projects, the company would have to acquire the appropriate modern technology. At this point in time, although there are a variety of technological approaches available, management chose to acquire the one that would provide the customer with the best overall service today.

Some technologies work better than others in terms of how well they remove contaminants, but often the costs involved are too high to justify making such an expenditure. In other cases, a particular system claims to be inexpensive to operate, but often fails to deliver the necessary results that the customer (and government regulation) demand. Added to all this is the fact that some approaches are still effectively in the R&D phase. In time, it is quite possible that they may become a more effective approach, but they are NOT there yet and so it would be unrealistic to expect Enviro Cleanse to treat its customers as guinea pigs by serving up some yet-unproven beta test methodology.

The technology to be acquired must be simple to operate and maintain, sturdy enough to withstand being transported to remote locations and then being subjected to all extremes of weather, effective in removing contaminants while being able to do so in an affordable and timely manner, and at the same time, it must have a proven track record so as to reassure prospective customers. Accordingly, the inescapable conclusion reached by Enviro Cleanse’s management was that out of all the alternative methodologies currently on the market, only one, the MATRIX technology, is the best.

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Opening Our First Office

We have already located a potential location for our first office. We have also developed a preliminary plan for the layout. The layout will include:

  3,000 square foot office space;
  Waiting area for consultation and sales
  Administration office;
  Computer system for bookings, stock control and accounting;

We are to spend $250,000 to purchase the MATRIX system and an additional $378,000 for additional chemical assets. We will also invest $36,000 in our marketing effort. As of May 31, 2012, we only have cash of $23,680. Therefore we need to raise approximately an additional $1,221,000 to open our office location. There is no assurance that we will be able to raise these funds.

Staff Requirements

The initial staff requirement of the company will only be for 4 individuals:

• 2 Supervisors / Operators

• 1 General Manager

• 1 Secretary / Bookkeeper

Within a few months it is quite possible (even likely) the contracts for environmental services will outstrip this document’s low case projections, in which case the staffing level will need to be increased. Additional operators, and a small sales staff, would then be recruited. We currently have one employee, Mi Ok Cho, the President.

Future Growth

In time, the growing marketplace demand for the company’s services will exert pressures on management to expand the company’s capabilities. At that point (perhaps in as few as 6 months), the company’s administrative / management functions may need to be relocated to larger premises, complete with expanded meeting space and secretarial support overhead. In particular, increased work orders will drive the need for additional operational manpower. Enviro Cleanse will strive to recruit only individuals who have industry technical knowledge and who share the company’s devotion to customer satisfaction.

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Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We have no intellectual property except we own our own domain address which signifies our online presence. Our trade name is our company name which is legally incorporated in the state of Nevada. Our company name is also our trade name.

Description of Property

Our executive and administrative offices are located at 1516 E. Tropicana Ave, Suite 155, Las Vegas, NV 89119. Our corporate mailing address is 1516 E. Tropicana Ave, Suite 155, Las Vegas, NV 89119. We believe this space is adequate for our current needs.

Legal Proceedings

There are no pending or threatened lawsuits against us.

Development Stage Expenditures

Development stage expenditures during the period from inception on April 17, 2012 to May 31, 2012 $1,320 which consisted general and administrative expenses related to our formation and legal, accounting and other fees related to our formation and this offering.

Financial Condition, Liquidity and Capital Resources

Our principal capital resources have been acquired through the sale of shares of our common stock and the founders’ initial contributions.

At May 31, 2012, we had total assets of $23,680 of cash.

At May 31, 2012, our total liabilities were $1,320 consisting of accounts payable and due to related party.

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Cash Requirements

We intend to provide funding for our activities, if any, through a combination of the private placement of its equity securities, the public sales of equity securities and borrowing from commercial lenders or our president. Our CEO has agreed to provide funding necessary to cover minimal operations, though not funding necessary to commence operations. Basic funding specifically means the costs such as accounting, EDGAR, SEC reporting and minimal administration costs.

As of the date of this Prospectus, we believe we have sufficient funds to maintain minimal operations, but not commence our business plan of opening a soil remediation firm.  There is uncertainty regarding our ability to commence operations of our retail soil remediation business plan without additional financing.  Our management estimates that we will need to raise a minimum of $1,221,000 over the next twelve (12) months to commence and execute our business strategy, which includes the opening of our first store, which is currently under planning and development.  We estimate that it will take a minimum of twelve (12) months to execute our development strategy.  We have a history of operating losses, limited funds and no agreements, commitments or understandings to secure additional financing except as set forth above.  Our future success is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing.  There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.

Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and its ability to continue in existence. The ability to recognize future revenues and generate cash from operations is contingent on receiving minimum financing of $1,221,000. We intend to raise additional financing to fund our operations once we become a publicly traded company through a combination of debt and equity financing. However, there is no guarantee that we will ever become a publicly traded company or raise sufficient financing to fund our operations.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of Operations for the Period from April 17, 2012 (Inception) to May 31, 2012

We did not earn any revenues for the period April 17, 2012 (Inception) to May 31, 2012.  We incurred operating expenses in the amount of $1,320 for the period from April 17, 2012 (Inception) to May 31, 2012.  These operating expenses were comprised of general and administrative expenses of $1,320.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

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Basis of Reporting

We did not earn any revenues for the period April 17, 2012 (Inception) to May 31, 2012.  We incurred operating expenses in the amount of $1,320 for the period from April 17, 2012 (Inception) to May 31, 2012.  These operating expenses were comprised of general and administrative expenses of $1,320.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

The accompanying financial statements have been prepared assuming that Enviro Cleanse will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

While Enviro Cleanse is attempting to execute its development strategy, the Company’s cash position may not be sufficient to support the Company’s daily operations without significant financing.  While the Company believes in the viability of its strategy to produce sales volume and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, raise additional capital and generate sufficient revenues.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto.  The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

36

Directors, Executive Officers, Promoters and Control Persons

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal.  Our directors and executive officers are as follows:

Name	Age	Position
Mrs. Mi Ok Cho	50	CEO, President & Director

Mrs. Mi Ok Cho is CEO and President

Mrs. Cho has been our sole officer and director since inception. Mrs. Mi Ok Cho, who has years of experience in the soil remediation business, and fully understands the market potential and the requirements for profitability. She graduated from Sookmyung Woman’s University with a degree in Business Management. She started her career at BYC Textiles, where she worked her way into management over her twenty-two years overseeing operations and quality assurance in the Gangnam District of Seoul. As a small business, she was responsible for managing BYC’s finances and relationships with key suppliers. Prior to starting Enviro Cleanse, she spent three years at KST Corp as a project manager and business development manager procuring new soil remediation projects. We will be relying on Mrs. Cho’s market insight and industry experience acquired in her years at KST in providing leadership and strategic direction for our business going forward. She is directly involved in all aspects of founding and successful running of the business, including infrastructure design, construction, personnel recruitment, compliance, strategic planning, marketing, budgeting, and client relations.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, director or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

37

Executive Compensation

Summary Compensation Table

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total
Mi Ok Cho	CEO	2012	0	0	$0	0	0	0	0	$0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Compensation Agreements

We do not have employment agreements with our sole officer. Members of our Board of Directors do not receive compensation for their services as Directors.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is 1516 E. Tropicana Ave, Suite 155, Las Vegas, NV 89119

Shareholders	# of Shares	Percentage
Mi Ok Cho	15,000,000	60%
All directors and executive officers as a group [1 person]	15,000,000	60%

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 25,000,000 shares of common stock outstanding as of May 31, 2012.

38

Certain Relationships and Related Transactions

Our president has orally agreed to provide us necessary funding to maintain minimal operations and fund the cost of our becoming a public company at no interest, payable upon demand.  The anticipated amount of this loan will be not be known at until the time a loan is determined to be needed. The amount will be based on the amount of funding needed to maintain minimal operation and the cost of becoming a public company from that point in time going forward. She is not obligated to make any further advances.  We have no agreement, commitment or understanding to secure any such funding from any other source.

Mrs. Cho may be considered our promoter. Rule 144 is unavailable to our promoter pursuant to Rules 144(i) of the Securities Act. Our directors, relatives, and all entities with indirect interest do not have any conflicts or potential conflicts of interest relating to Transactions with Related Persons, Promoters and Certain Control Persons.

Our office is located at 1516 E. Tropicana Ave, Suite 155, Las Vegas, NV 89119.  The office is provided by our President.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, promoter, beneficial owner of five percent or more of our shares, or family members of such persons since our inception.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

39

ENVIRO CLEANSE INC.

(A DEVELOPMENT STAGE COMPANY)

 FINANCIAL STATEMENTS

AS OF MAY 31, 2012

Balance Sheet	42

Statement of Operations	43

Statement of Cash Flows	43

Statement of Stockholder’s Equity	44

Notes to the Financial Statement	45

40

Report of Independent Registered Public Accounting Firm

 To the Board of Directors and Stockholders

Enviro Clenase Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Enviro Cleanse Inc.(A development stage company) as of May 31, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from April 17, 2012 (inception) to May 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enviro Cleanse Inc. as of May 31, 2012, and the results of its operations and its cash flows for the period from April 17, 2012 (inception) to May 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

June 25, 2012

41

ENVIRO CLEANSE INC.

(A DEVELOPMENT STAGE COMPANY)

 FINANCIAL STATEMENTS

AS OF MAY 31, 2012

BALANCE SHEET

		May-31
		2012

Asset
Current Assets
	Cash	23,680
Total Asset		23,680

Liabilities and Stockholders' Equity

Current Liabilities
	Accounts Payable

Long Term Liabilities		0
Total Liabilities		0

Shareholder's Equity
	Common Stock, $0.001 par value, 200,000,000 shares authorized;
	25,000,000 shares issued and outstanding	25,000
	Additional paid-in-capital
	Deficit accumulated during the development stage	0

Retained Earnings		$(1,320.00)

Total Stockholder's Equity		23,680
Total liabilities and stockholder's equity		23,680

See Notes to Financial Statements

42

ENVIRO CLEANSE INC.

(A DEVELOPMENT STAGE COMPANY)

 FINANCIAL STATEMENTS

AS OF MAY 31, 2012

STATEMENT OF OPERATIONS

		For the Period From
		April 17 (inception)
		to May 31, 2012
Expenses
SG&A	Bank Fees	338
	Computer & Internet Expense	9
	Incorporation Fees	273
	Professional Fees	700
	Net (loss) from Operation before Taxes	$(1,320.00)
Provision for Income Taxes		0
Net (loss)		$(1,320.00)

Basic and Diluted Loss per Common Share	0
Weighted Outstanding Shares	1,748,640

See Notes to Financial Statements

STATEMENT OF CASH FLOWS

		For the Period From
		April 17 (inception)
		to May 31, 2012

Operating Activities
	Net (loss)	-1,320
Net cash (used) for operating activities		-1,320

Financing Activities
	Loans from Director	0
	Sale of common stock	25,000
	Net cash provided by financing activities	25,000

Net increase (decrease) in cash and equivalents		23,680
Cash and equivalents at beginning of the period		0
Cash and equivalents at end of the period		23,680

Supplemental cash flow information		0
Cash paid for:		0
Interest		0
Taxes		0

Non-Cash Activities		0

See Notes to Financial Statements

43

ENVIRO CLEANSE INC.

(A DEVELOPMENT STAGE COMPANY)

 FINANCIAL STATEMENTS

AS OF MAY 31, 2012

STATEMENT OF SHAREHOLDER EQUITY
From the Period From April 17 (inception) to May 31, 2012
				(Deficit)
	Common	Stock	Additional Paid in	Accumulated During
Description	Shares	Amount	Capital	the Development Stage	Totals

Balance at inception	0	$	$	$	$

Common stock issued for cash ($0.001/share)	25,000,000	25,000	0	0	25,000

Net (loss) for the period	0	0	0	-1,320	-1,320

Balance as of May 31, 2012	25,000,000	25,000	0	-1,320	23,680

44

Enviro Cleanse Inc.

(A Development Stage Company)

Notes To The Financial Statements

May 31, 2012

1. ORGANIZATION AND BUSINESS OPERATIONS

Enviro Cleanse Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on April 17, 2012.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  As of May 31, 2012 the Company has $23,680 in cash.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

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c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period.  Actual results could differ from those estimates.

e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

f) Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method.  The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share.  Basic earnings per common share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

46

j) Fiscal Periods

The Company's fiscal year end is May 31.

k) Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2011-06 and believes that none of them will have a material effect on the company’s financial statements.

3. COMMON STOCK

The authorized capital of the Company is 200,000,000 common shares with a par value of $ 0.001 per share.

During the period between April 2012 and May 2012, the Company issued 15,000,000 shares of common stock at a price of $0.001 per share for a value of $15,000 to Mi Ok Cho, its President. The Company relied on Section 4(2) of the Securities Act for this issuance.

During the period between April 2012 and May 2012, Company issued 10,000,000 common stock under the private placements agreement to various investors at $0.001 per share. Company received a total of $10,000 net of offering proceeds.

There were no further issuances of stock as at May 31, 2012.

4. RELATED PARTY TRANSACTIONS

Mrs. Mi Ok Cho has not advanced funds to the Company to pay any costs incurred by it. These funds are unsecured, non-interest bearing and due on demand.  The balance due Mrs. Mi Ok Cho was $0 as on May 31, 2012.

47

Report of Independent Registered Public Accounting Firm

 To the Board of Directors and Stockholders

Enviro Clenase Inc.

(A Development Stage Company)

To the Board of Directors and

Stockholders of Enviro Cleanse Inc.

We have reviewed the accompanying balance sheet of Enviro Cleanse Inc. as of August 31, 2012 and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for the period from June 22, 2012 to August 31, 2012. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompany interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

October 25, 2012

48

ENVIRO CLEANSE INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF AUGUST 31, 2012

BALANCE SHEET
	Unaudited	Audited

		August 31, 2012	May 31, 2012

Asset		20,894	25,000
Current Assets
	Cash	20,894	23,680
Total Asset		20,894	23,680

Liabilities and Stockholders' Equity

Current Liabilities
	Accounts Payable

Long Term Liabilities		0	0
Total Liabilities		0	0

Shareholder's Equity
	Common Stock, $0.001 par value, 200,000,000 shares authorized;
	25,000,000 shares issued and outstanding	25,000	25,000
	Additional paid-in-capital
	Retained Earnings	-4,106	-1,320

Total Stockholder’s Equity		20,894	23,680
Total liabilities and stockholder’s equity		20,894	23,680
See Notes to Financial Statements

49

ENVIRO CLEANSE INC. (A DEVELOPMENT STAGE COMPANY) FINANCIAL STATEMENTS AS OF AUGUST 31, 2012

STATEMENT OF OPERATIONS

		For the Three	April 17 (inception)
		Months ended	To August 31, 2012
		August 31, 2012
Expenses
SG&A	Bank Fees	36	374
	Computer & Internet Expense	0	9
	Incorporation Fees	700	973
	Professional Fees	2050	2750
	Net (loss) from Operation before Taxes	$(2,786.00)	$(4,106.00)
Provision for Income Taxes		0
Net (loss)		$(2,786.00)	$(4,106.00)

Basic and Diluted Loss per Common Share	0	0
Weighted Outstanding Shares	1,748,640	1,748,640

See Notes to Financial Statements

50

ENVIRO CLEANSE INC. (A DEVELOPMENT STAGE COMPANY) FINANCIAL STATEMENTS AS OF AUGUST 31, 2012 STATEMENT OF CASH FLOWS

		For the Three	April 17 (inception)
		Months ended	To August 31, 2012
		August 31, 2012

Operating Activities
	Net (loss)	-2,786	-4,106
Net cash (used) for operating activities		-2,786	-4,106

Financing Activities
	Loans from Director	0	0
	Sale of common stock	0	25,000
	Net cash provided by financing activities	0	0

Net increase (decrease) in cash and equivalents		-2,786	-4,106
Cash and equivalents at beginning of the period		23,680	25,000
Cash and equivalents at end of the period		20,894	20,894

Supplemental cash flow information		0	0
Cash paid for:		0	0
Interest		0	0
Taxes		0	0

Non-Cash Activities		0	0

See Notes to Financial Statements

51

ENVIRO CLEANSE INC. (A DEVELOPMENT STAGE COMPANY) FINANCIAL STATEMENTS AS OF AUGUST 31, 2012

STATEMENT OF SHAREHOLDER EQUITY
From the Period From April 17 (inception) to August 31, 2012
				(Deficit)
	Common	Stock	Additional Paid in	Accumulated During
Description	Shares	Amount	Capital	the Development Stage	Totals

Balance at inception	0	$	$	$	$

Common stock issued for cash ($0.001/share)	25,000,000	25,000	0	0	25,000

Net (loss) for the period	0	0	0	-4,106	-4,106

Balance as of May 31, 2012	25,000,000	25,000	0	-4,106	20,894

52

Enviro Cleanse Inc.

(A Development Stage Company)

Notes To The Financial Statements

August 31, 2012

1. ORGANIZATION AND BUSINESS OPERATIONS

Enviro Cleanse Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on April 17, 2012.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  As of August 31, 2012 the Company has $20,894 in cash.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

53

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period.  Actual results could differ from those estimates.

e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

f) Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method.  The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share.  Basic earnings per common share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

54

j) Fiscal Periods

The Company's fiscal year end is May 31.

k) Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2011-06 and believes that none of them will have a material effect on the company’s financial statements.

3. COMMON STOCK

The authorized capital of the Company is 200,000,000 common shares with a par value of $ 0.001 per share.

During the period between April 2012 and May 2012, the Company issued 15,000,000 shares of common stock at a price of $0.001 per share for a value of $15,000 to Mi Ok Cho, its President. The Company relied on Section 4(2) of the Securities Act for this issuance.

During the period between April 2012 and May 2012, Company issued 10,000,000 common stock under the private placements agreement to various investors at $0.001 per share. Company received a total of $10,000 net of offering proceeds.

There were no further issuances of stock as at August 31, 2012.

4. RELATED PARTY TRANSACTIONS

Mrs. Mi Ok Cho has not advanced funds to the Company to pay any costs incurred by it. These funds are unsecured, non-interest bearing and due on demand.  The balance due Mrs. Mi Ok Cho was $0 as on August 31, 2012.

55

10,000,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this Prospectus.  Items marked with an asterisk (*) represent estimated expenses.  We have agreed to pay all the costs and expenses of this offering.  Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee*	29
Accounting Fees and Expenses*	4,000
Printing, Edgar, Postage, Transfer Agent & Misc.*	4,971

Total*	$9,000

* Estimated Figures

Indemnification of Directors and Officers

Our sole officer and Director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

56

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

57

Recent Sales of Unregistered Securities

During the period from April 2012, the Company issued 25,000,000 shares of common stock for cash at $0.001 per share or for a value of $25,000. We relied on Regulation S of the Securities Act of 1933 for these issuances. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

On April 30, 2012, the Company issued 15,000,000 shares of common stock at a price of $0.001 per share for a value of $15,000 to Mi Ok Cho, its President. The Company relied on Section 4(2) of the Securities Act for this issuance.

During the period between April 2012 and May 2012, Company issued 10,000,000 common stock under the private placements agreement to various investors at $0.001 per share. Company received a total of $10,000 net of offering proceeds.

Exhibits

The following Exhibits are filed as part of this Registration Statement.  All Exhibits are filed herewith unless otherwise noted.

Exhibit No.	Document Description
3.1 (i)	Articles of Incorporation of Enviro Cleanse Inc.
3.1 (ii)	Bylaws of Enviro Cleanse Inc..
23	Consent of Kenne Ruan, CPA, Independent Registered Public Accounting Firm.
99	Subscription Agreement

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

58

Undertakings:

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

59

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on November 14, 2012.

Enviro Cleanse Inc. By: /s/ Mi Ok Cho Mi Ok Cho President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Mi Ok Cho Mi Ok Cho	President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Principal Financial Officer and Director	November 14, 2012